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SCHEDULE E  -  UNDERLYING ASSETS APPROACH
BIOTECHNICA INTERNATIONAL, INC.
Balance Sheet and Adjustments for Fair Market Value


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

                                                          Stated                                 Value
                                                           As of                                 As of
                                                       June 30, 1998       Adjustments       Sept. 21, 1998
                                                       -------------      -------------      -------------
Assets
Current assets:
   Cash and cash equivalents                               $353,000                              $353,000
   Accounts receivable                                    9,458,000                             9,458,000
   Inventories                                            7,761,000                             7,761,000
   Prepaid expenses and other                               139,000                               139,000
                                                       -------------                         -------------
    Total current assets                                 17,711,000                            17,711,000
                                                       -------------                         -------------
Net property, plant, and equipment                        8,040,000         (1,719,917) (1)     6,320,083
Investment in Illinois Foundation Seeds, Inc.                     0            478,535  (2)       478,535
Goodwill                                                  7,793,000         (7,793,000) (3)             0
Other assets                                                 86,000                                86,000
                                                       -------------                         -------------
                                                        $33,630,000                           $24,595,618
                                                       -------------                         -------------
Liabilities
Current liabilities:
   Borrowings under line of credit                       $7,700,000                             7,700,000
   Borrowings from affiliate - current                    3,600,000                             3,600,000
   Accounts payable                                         489,000                               489,000
   Accrued liabilities                                    2,936,000                             2,936,000
   Due to affiliates                                        244,000                               244,000
                                                       -------------                         -------------
    Total current liabilities                            14,969,000                            14,969,000
                                                       -------------                         -------------
Borrowings from affiliates, long-term                     6,761,000                             6,761,000
Other noncurrent liabilities                                431,000                               431,000
Preferred stock, Class A                                  9,000,000                             9,000,000
Cumulative undeclared preferred dividends                         0          2,425,000  (4)     2,425,000
                                                       -------------                         -------------
    Total liabilities                                    31,161,000                            33,586,000
                                                       -------------                         -------------
Total common stockholders' equity                         2,469,000        (11,459,382) (5)    (8,990,382)
                                                       -------------                         -------------
                                                        $33,630,000                           $24,595,618
                                                       -------------                         -------------


                                     Implied Value Per Share                                       ($0.09)


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Key to Adjustments

(1) Adjusted to management's estimate of fair market value.
(2) Valued at book value.
(3) Unidentifiable intangible asset - no value assigned.
(4) Cumulative undelcared dividends on Class A preferred stock.
(5) Total net adjustments to common equity.